Consent of Independent Registered Public Accounting Firm

The Board of Directors
Euronet Worldwide, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
Kansas City, Missouri
August 8, 2011